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                                     EXHIBIT
                                 ITEM 10(ii)A(4)

    Amendment to the Salary Continuation Agreement dated December 31, 1993



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                                    AMENDMENT
                           TO THE SALARY CONTINUATION
                                    AGREEMENT
                             DATED DECEMBER 31, 1993

         This Amendment, made and entered into this 6th day of January, 2000, by and between Monterey County Bank, a Bank organized and existing under the laws of the State of California, hereinafter referred to as the, "Bank", and Charles T. Chrietzberg, Jr., a Key Employee and Executive of the Bank, hereinafter referred to as the, "Executive", shall effectively amend the Salary Continuation Agreement dated December 31, 1993 as specifically set forth herein pursuant to ARTICLE XII, MISCELLANEOUS, paragraph 12.01, AMENDMENT, of said agreement. The Salary Continuation Agreement shall be amended as follows:

1.) ARTICLE II, BENEFITS, paragraph 2.01, DEATH BEFORE RETIREMENT, shall be deleted in its entirety and replaced with the following: "Upon the death of the Executive, there shall be no benefits due and payable and this agreement shall automatically terminate."

2.) ARTICLE II, BENEFITS, paragraph 2.02, DISABILITY BEFORE RETIREMENT, shall be deleted in its entirety and replaced with the following:

" The Bank shall account for this benefit using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued. If, prior to retirement of the Executive, the Executive becomes so disabled as to have his employment terminated pursuant to ss. F.1(e) of the Employment Agreement referred to in the recital hereof (or under the comparable provision of the employment agreement then in effect), the corporation agrees to pay to the Executive, the amount accrued in the Executive's liability retirement account up to and including the date of said termination, in lieu of any amounts to which he would be due hereunder at retirement. The lump sum payment shall be paid to the Executive within six months after the date the Executive becomes totally and permanently disabled."

3.) ARTICLE II, BENEFITS, subparagraph 2.03(a), RETIREMENT, shall be amended to delete the annual sum of Thirty-seven Thousand Five Hundred Dollars ($ 37,500.00) and replace it with the annual sum of Seventy-five Thousand Dollars ($ 75,000.00).

Said subparagraph shall also be amended to delete the language in the sixth line of the subparagraph, "...period of fifteen (15) years," and replace it with the language, "until the death of the Executive."

THIS AMENDMENT SHALL HAVE THE EFFECT OF INCREASING THE BENEFIT TO $ 75,000.00 PER YEAR UNTIL THE DEATH OF THE EXECUTIVE. UPON DEATH THE EXECUTIVE SHALL NOT BE ENTITLED TO ANY FURTHER BENEFIT UNDER THE TERMS OF THIS AGREEMENT AND THE AGREEMENT SHALL TERMINATE. UPON DISABILITY, THE EXECUTIVE SHALL BE ENTITLED TO A LUMP SUM PAYMENT AS SET FORTH HEREINABOVE.

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         This Amendment shall be effective the 12th day of August, 1999, and the terms set forth hereinabove shall supercede the specific terms of the December 31, 1993 agreement. To the extent that any terms of said agreement are not specifically amended herein, or in any other amendment thereto, said terms shall remain in full force and effect as set forth in said December 31, 1993 agreement.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the 6th day of January, 2000, and that, upon execution, each has received a conforming copy.

                                                     MONTEREY COUNTY BANK
                                                     Monterey, California




/S/ DORINA CHAN                           By:  /S/ BRUCE N. WARNER    SR.V.P.
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Witness                                                                Title





/S/ DORINA CHAN                                /S/ CHARLES T. CHRIETZBERG, JR.
-------------------------                    ---------------------------------
Witness                                       Charles T. Chrietzberg, Jr.


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